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                                     EXHIBIT 10.1

                                    August 1, 1998



Active Voice Corporation
Mr. Jose S. David, CFO
2901 3rd Avenue, #500
Seattle, WA 98121

Dear Mr. David:

     This letter amendment (this "Amendment") is to confirm the changes agreed upon between Wells Fargo Bank, National Association ("Bank") and Active Voice Corporation ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of November 13, 1997, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.


     1.   The following is hereby added to the Agreement as Paragraph I.3:

               "3.  COLLATERAL:

               As security for all indebtedness of Borrower to Bank under the Line of Credit, Borrower hereby grants to Bank security interests of first priority in Borrower's Wells Fargo Bank Institutional Securities Sales Account No. 303464.

               All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance."


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Active Voice Corporation
August 1, 1998
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     2.   Paragraph V.9.(d) is hereby deleted in its entirety, without substitution.

     3. Paragraph V.15 is hereby deleted in its entirety, without substitution.

     4.   The following is hereby added to the Agreement as Paragraph V.16.:

               "16. YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require."

     5. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

     6. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed


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Active Voice Corporation
August 1, 1998
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in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.


                                       Sincerely,

                                       WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION

                                       By: /s/ Greg Milner
                                           ---------------------
                                           Greg Milner
                                           Vice President

Acknowledged and accepted as of July 11, 1998:

ACTIVE VOICE CORPORATION


By: /s/ Jose S. David
    -------------------------
    Jose S. David
    Chief Financial Officer